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                                                                      EXHIBIT 23



                                MARK SHERMAN, CPA
                               7601 MOORING AVENUE
                               LAS VEGAS, NV 89129
                    PHONE (702) 645-0808 FAX: (702) 658-7310
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Board of Directors
Norden Associates, Inc.
Las Vegas, Nevada

        I hereby consent to the inclusion of the following documents and information in the Form 10-SB Registration Statement filed and/or to be filed by Mojave Southern, Inc., with the United States Securities and Exchange
Commission:

        Independent Auditors Report of Norden Associates, Inc., as of December 31, 1998, December 31, 1999, and February 29, 2000;

        Balance Sheet of Norden Associates, Inc.;

        Statement of Operations of Norden Associates, Inc.;

        Statement of Stockholders' Equity of Norden Associates, Inc.;

        Statement of Cash Flows of Norden Associates, Inc.;

        Notes to Financial Statements of Norden Associates, Inc.;

        Independent Auditors Report of Mojave Southern, Inc.;

        Balance Sheet of Mojave Southern, Inc.;

        Statement of Operations of Mojave Southern, Inc.;

        Statement of Stockholders Equity of Mojave Southern, Inc.;

        Statement of Cash Flows of Mojave Southern, Inc.;

        Notes to Financial Statement of Mojave Southern, Inc.;


        /S/
        MARK S. SHERMAN
        MAY 11, 2000